UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2014
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders [X]

Results of Annual General and Special Meeting of Shareholders

On June 11, 2014, Uranerz Energy Corporation held its annual general meeting of shareholders at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming at 9:30 a.m. local time. Shareholders representing 56,403,209 shares or 65.5% of the shares authorized to vote (86,154,806) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting. The shareholders approved the following:

Proposal #1 – Election of	For	Against	Withheld	Spoiled	Non Vote
Directors
The election of the Nominees to the
Company’s Board to serve until the
Company’s 2015 Annual Meeting
of Shareholders or until successors
are duly elected and qualified:
Glenn Catchpole	20,345,939	0	3,333,121	0	32,724,149
Dennis Higgs	23,262,341	0	416,719	0	32,724,149
Paul Goranson	20,309,722	0	3,369,338	0	32,724,149
Paul Saxton	22,740,391	0	938,669	0	32,724,149
Gerhard Kirchner	23,451,224	0	227,836	0	32,724,149
Peter Bell	23,228,256	0	450,804	0	32,724,149
Arnold Dyck	23,232,304	0	446,756	0	32,724,149

Proposal #2 – Ratification of the	For	Against	Abstain	Spoiled	Non Vote
Appointment of Auditors	55,927,936	389,508	85,765	0	0
To ratify the appointment of
Manning Elliot LLP

Proposal #3 –Advisory Vote on	For	Against	Abstain	Spoiled	Non Vote
Executive Compensation

	19,787,070	3,738,841	153,149	0	32,724,149

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2015 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2014 fiscal year and the proposal for the advisory vote on the compensation of named executive officers were each approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 13, 2014	By:	/s/ “Benjamin Leboe”

	Be	Benjamin Leboe
Senior Vice President, Finance and Chief Financial
Officer